Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-QSB of China Solar & Clean Energy Solutions, Inc. (the "Company") for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Deli Du
Deli Du
Chief Executive Officer and President Date: November 14, 2007

/s/ Gary Lam
Gary Lam
Chief Financial Officer Date: November 14, 2007

A signed original of this written statement required by Section 906 has been provided to China Solar & Clean Energy Solutions, Inc. and will be retained by China Solar & Clean Energy Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.